Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2021, except for the second paragraph of Note 1, as to which the date is April 1, 2021, in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-254435) and related Prospectus of agilon health, inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

April 7, 2021